Exhibit 99.1

Novo Integrated Sciences, Inc. Announces Pricing of $2.0 Million Public Offering

BELLEVUE, Wash., October 13, 2022—(BUSINESS WIRE)—Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”), today announced the pricing of its public offering of an aggregate of 4,000,000 units at a public offering price of $0.50 per unit. Each unit consists of (i) one share of common stock (or one pre-funded warrant in lieu thereof), (ii) one warrant to purchase one share of common stock, immediately exercisable at a price of $0.50 per share and expiring five years from the date of issuance, and (iii) one warrant to purchase one share of common stock, immediately exercisable at a price of $0.50 per share and expiring three years from the date of issuance, which will immediately separate upon issuance. The closing of the offering is expected to occur on or about October 18, 2022, subject to the satisfaction of customary closing conditions. The gross proceeds from the offering, before deducting the placement agent’s fees and other offering expenses, are expected to be approximately $2.0 million. The Company intends to use the net proceeds of the offering for the repayment of debt and general corporate purposes, including for potential future strategic acquisitions.

Maxim Group LLC is acting as the exclusive placement agent for the offering.

Anthony L.G., PLLC is acting as legal counsel to Novo Integrated Sciences, Inc. and Harter Secrest & Emery LLP is acting as legal counsel to Maxim Group LLC.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. (333-267401), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 13, 2022. The offering is being made only by means of a prospectus which is a part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering, when available, will be filed with the SEC and may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of multiple patient and consumer touchpoints for services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, diagnostic and therapeutic solutions, and rehabilitative science.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “intend,” “expect,” “anticipate,” “could,” “may,” “should,” “will,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in Novo’s filings with the SEC. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the risk that the offering will not be consummated; the exercise of the warrants to be issued in the offering; the impact of general economic, health, industrial or political conditions in the United States or internationally; and other risks and uncertainties identified in Novo’s disclosure documents filed with the SEC. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact:

Chris David, COO & President

Novo Integrated Sciences, Inc.

chris.david@novointegrated.com
(888) 512-1195